EXHIBIT 4.1
                             SUBSCRIPTION AGREEMENT


Smart Technology, Inc.
Attn: Marc Asselineau, President
222 Lakeview Avenue, PMB 433
West Palm Beach, FL 33401

     By executing this Subscription Agreement (the "Subscription Agreement") of Smart Technology, Inc. (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of Common Stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($_____ minimum and $________ increments) representing the purchase of _____ Shares at $5.00 per Share. Subscriptions, whether checks or wire transfers, should be made payable to Donald F. Mintmire, P.A. Trust Account and forwarded to the Escrow Agent, Mintmire & Associates, 265 Sunrise Avenue, Suite 204 FL 33480 Palm Beach. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

     Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or a net worth of at least $50,000.00 (also exclusive of home, furnishings and automobiles) and an annual adjusted gross income of not less than $25,000.00. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY.

The undersigned is reminded that:

(1) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

(2) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under the Securities Act of 1933, as amended) or take the opportunity to do so, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the offering described in the Prospectus.

(3) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

(4) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

(5) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances. Representations

     Purchaser makes the following representations in order to permit the Company to determine his suitability as a purchaser of Shares:

(1) The undersigned has received the Company's Prospectus and the exhibits thereto.

(2) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein.



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(3) If the Shares are being subscribed for by a pension or profit-sharing  plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

     The  undersigned  understands  and  agrees  that this  subscription  may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company. By executing this Subscription Agreement below, the undersigned
(i) acknowledge the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities.

     The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefor.

     By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

I. That the Social Security Number or Taxpayer Identification Number provided below is correct; and

(2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing.)

(3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (Note: If this part (3) is not true in your case, please strike out this part before signing.)

(4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person. The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

     This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally. By executing this agreement, you are not waiving any rights under federal law.

The undersigned is purchasing in the following capacity (please check):


         |_| Individual                     |_| IRA
         |_| Joint Account - JTWROS         |_| Pension Plan
         |_| Joint Account - TENCOM         |_|  Trust
         |_| UGMA (Gift to Minor)           |_|  Non-Profit Organization
         |_| Partnership                    |_|  Employee of NASD member firm
         |_| Corporation                    |_|  Other (Specify)

NOTE: If a joint subscription, please indicate whether joint tenants with right of survivorship (JTWROS) or tenants in common (TENCOM). Each joint tenant or tenant in common must sign in the space provided. If purchaser is a trust, partnership, corporation or other business association, the signing trustee, partner or officer represents and warrants that he/she/it has full power and authority to execute this Subscription Agreement on its behalf. If Purchaser is a trust or partnership, please attach a copy of the trust instrument or partnership agreement. If Purchaser is a corporation, please attach certified corporate resolution authorizing signature.


Dated this ____ day of __________ of 2002.




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Print First Purchaser's Name                    Date of Birth or Formation
                                                of First Purchaser

-------------------------------------           -------------------------------
Street Address of First Purchaser               Social Security or Tax ID#


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City State and Zip Code                           Business Phone (Day)


-------------------------------------           -------------------------------
Signature of First Purchaser (Individual,        Home Phone
Custodian or Officer or Partner of Entity)

-------------------------------------------
Email address (if applicable)




-------------------------------------           -------------------------------
Print Second Purchaser's Name                   Date of Birth or Formation
                                                of Second Purchaser

-------------------------------------           -------------------------------
Street Address of First Purchaser               Social Security or Tax ID#


-------------------------------------           -------------------------------
City State and Zip Code                           Business Phone (Day)


-------------------------------------           -------------------------------
Signature of First Purchaser (Individual,        Home Phone
Custodian or Officer or Partner of Entity)

-------------------------------------------
Email address (if applicable)


     THE ABOVE SUBSCRIPTION IS ACCEPTED.


                                  SMART TECHNOLOGY, INC.

                                  BY:___________________________________
                                            Marc Asselineau, President

                                  Date Signed:  _______________________